UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 22, 2020

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective May 22, 2020, the Board of Directors (the “Board”) of Synaptics Incorporated (the “Company”) appointed Susan Hardman as an independent Class 3 director of the Company with a term expiring at the next annual meeting of our stockholders to be held in 2020. The Board has appointed Ms. Hardman as a member of the Board’s Compensation Committee.

Beginning in April 2015, Ms. Hardman retired from her full-time senior executive role and has acted as an independent consultant in the technology industry. From 2010 to 2015, she was an advisory board member for Santa Clara University’s School of Electrical Engineering. From August 2013 to January 2015, Ms. Hardman served as senior vice president of the Specialty products group for Intersil Corporation (subsequently acquired by Renesas), a company that was a leading global provider of analog semiconductor solutions for the computing, consumer, industrial and communications markets. From October 2007 to July 2013, she served as senior vice president of Intersil’s Analog and Mixed Signal product group. Additionally, while employed by Intersil, Ms. Hardman held roles of vice president and general manager of the Automotive and Specialty products group and vice president of Corporate Marketing. She joined Intersil from Exar Corporation (subsequently acquired by MaxLinear Inc.), where she was vice president and general manager of Exar’s Interface products division. Prior to that, she served as vice president of Corporate Marketing and director of Product Marketing for Exar. From 1983 to 1999, Ms. Hardman held roles in marketing, product design, applications, and product testing with VLSI Technology and Motorola. Ms. Hardman holds a Bachelor of Science degree in Chemical Engineering from Purdue University and a Masters of Business Administration degree from the University of Phoenix. We believe that Ms. Hardman’s senior management positions with other semiconductor companies, her extensive knowledge of the semiconductor industry, her engineering background, and her knowledge and experience in the consumer and automotive technology sectors, provide the requisite qualifications, skills, perspectives, and experiences that make her well qualified to serve on our Board.

Ms. Hardman will participate in the Company’s independent director compensation program. She will receive the following compensation in connection with her service on the Board, provided that such compensation will be prorated for her service through October 2020:

a.	an annual equity grant valued at $175,000 and comprised solely of Deferred Stock Units vesting quarterly over one year;

b.	an annual cash retainer of $60,000; and

c.	an annual cash retainer of $7,500 for service on the Compensation Committee of the Board.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Hardman had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Ms. Hardman and any other person pursuant to which Ms. Hardman was selected as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Synaptics Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: May 22, 2020	By:	/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Secretary